SECOND AMENDMENT

                                       TO

                       MORTGAGE LOAN WAREHOUSING AGREEMENT


               Second Amendment, dated as of December 24, 1998 to the Mortgage Loan Warehousing Agreement, dated as of June 30, 1998, as amended by the First Amendment, dated as of August 24, 1998 (as so amended, the "Loan Agreement"), by and among HomeGold, Inc., a South Carolina corporation (the "HomeGold"), Carolina Investors, Inc., a South Carolina corporation ("Carolina" and together with HomeGold, each a "Borrower" and collectively, the "Borrowers"), the financial institutions party thereto (each a "Lender" and collectively the "Lenders"), and The CIT Group/Business Credit, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

               The Borrowers, the Lenders and the Administrative Agent desire to amend certain terms, covenants and conditions set forth in the Loan Agreement. In addition, the Borrowers have requested the Lenders to consent to certain actions taken by Borrowers.

               Accordingly, the Borrowers, the Administrative Agent and the Lenders hereby agree as follows:

               1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

               2. Commitments. (a) The maximum aggregate principal amount of the revolving credit facility set forth in the STATEMENT OF PURPOSE of the Loan Agreement is hereby amended by deleting the two references to "$200,000,000" contained therein and substituting in lieu thereof a reference to "$100,000,000".

               (b) Paragraph (d) of Section 10.13 to the Loan Agreement is hereby amended by deleting each reference to "Schedule I" contained therein and substituting in lieu thereof "Schedule IA".

               (c) The definition of the terms "Commitment" and "Total Commitment" in Article XI of the Loan Agreement are hereby amended by deleting the words "Schedule I to this Agreement" and substituting in lieu thereof "Schedule IA to this Agreement".

               3. Indebtedness. The definition of the terms "Permitted Other Debt" and "Permitted Secured Debt" in Article XI of the Loan Agreement are hereby amended by deleting the words "Exhibit N attached hereto" and substituting in lieu thereof "Exhibit N-A attached hereto".

               4. Interest Rates. (a) The definition of the term "Applicable Eurodollar Rate Margin" set forth in Article XI to the Loan Agreement is hereby deleted in its entirety.

               (b) The definition of the term "Applicable Prime Rate Margin" set forth in Article XI to the Loan Agreement is hereby amended in its entirety to read as follows:

                      "'Applicable Prime Rate Margin' shall mean, with respect to a Prime Loan, 0.75%."

               (c) The definitions of the terms "Pricing Grid" and "Pricing Grid Effective Date" set forth in Article XI to the Loan Agreement are hereby deleted in their entirety.

               (d) Paragraph (a) of Section 2.05 to the Loan Agreement is hereby amended in its entirety to read as follows:

                      "(a) Interest Rate. Each Loan which is a Prime Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan, until such principal amount becomes due, at a rate per annum equal to the Prime Rate plus the Applicable Prime Rate Margin."

               5. EGI. The definition of the term "EGI" set forth in Article XI to the Loan Agreement is hereby amended in its entirety to read as follows:

                      "'EGI' shall mean HomeGold Financial, Inc., formerly known as Emergent Group, Inc., a South Carolina corporation."

               6. Prepayment of Loans. (a) Section 2.06(d) of the Loan Agreement is hereby amended by deleting the first sentence thereof and substituting in its place the following:

                      "The Companies shall have the right to sell Collateral for the fair market value thereof (or, with respect to Mortgage Loans, the Fair Market Value thereof), provided that (i) any such sale shall only be made with the prior written consent of the Administrative Agent after the occurrence and during the continuance of an Event of Default, and
        (ii) the Collateral Sale Proceeds (including, without limitation, proceeds from the sale of real estate acquired by any Company or any Subsidiary thereof by foreclosure, deed in lieu of foreclosure or by similar means) shall promptly and in any event within two (2) Business Days of the receipt thereof be paid to the Administrative Agent and applied to the repayment of the Obligations."

               (b) Section 2.06 of the Loan Agreement is hereby further amended by inserting paragraph (f) at the end thereof to read as follows:

                      "(f) Except as otherwise expressly provided in this
        Section 2.06, payments with respect to any paragraph of this Section
        2.06 are in addition to payments made or required to be made under any other paragraph of this Section 2.06. Prepayments of the Loans pursuant to this Section 2.06 shall be applied to the "A" Loans or the "B" Loans by the Administrative Agent, first, based upon the Company making such prepayment and, second, based upon such factors as the Administrative Agent deem appropriate in the exercise of its reasonable business judgment (which factors may include the minimization or reduction of the payments required by Section 2.12 hereof)."

               7. Chief Executive Office. Section 5.17 of the Loan Agreement is hereby amended by deleting the reference to "15 South Main Street, Suite 750, Greenville, South Carolina 29601" therein and substituting in lieu thereof "3901 Pelham Road, Greenville, South Carolina 29615".

               8. License to Issue CII Debentures and Notes. Section 6.04 of the Loan Agreement is hereby amended by inserting a "(1)" before the word "Maintain" therein, and by inserting a new paragraph (2) after paragraph (1) to read as follows:

                      "(2) Obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary to permit CII to issue its subordinated debentures and floating rate senior notes (as described in the definition of "CII Investor Obligations") or any similar debt securities, including, without limitation, all approvals with respect to the Securities and Exchange Commission or the Securities Commission of the State of South Carolina."

               9. Agent's Accountants. (a) Section 6.05 of the Loan Agreement is hereby amended by deleting clause (ii) of paragraph (2) thereof (excluding, however, the proviso set forth in such paragraph (2)) and substituting in lieu thereof the following:

                      "(ii) representatives of the Administrative Agent or any Lender (including, without limitation, Ernst & Young LLP or any other independent accountants retained by the Administrative Agent) to (x) conduct periodic operational audits of the business and operations of any Company, and (y) at such times as determined by Administrative Agent, review and analyze the Companies' business plan and make recommendations with respect to such plan and the implementation thereof, in the case of the Administrative Agent and Ernst & Young LLP or such other independent accountants retained by the Administrative Agent, at the Companies' expense; provided, that the terms of engagement of Ernst & Young LLP or such other independent accountants retained by the Administrative Agent for the purposes set forth in clause (y) above shall be mutually agreed upon by the Administrative Agent, the Companies and such independent accountants;"

               (b) Paragraph (2) of Section 6.05 of the Loan Agreement is hereby further amended by inserting the word "further," after the word "provided," following clause (ii) therein.

               10. Subsidiaries. Section 7.06 of the Loan Agreement is hereby amended by inserting the phrase "HomeGold Realty, Inc.," between the phrases "EMC-TN," and "State Mortgage Originators" set forth therein.

               11. Investments; Advances. (a) Section 7.07 of the Loan Agreement is hereby amended by inserting a new clause (D) after clause (C) therein and before the phrase "provided further," therein to read as follows:

        "and (D) if the Companies receive cash net proceeds of $20,000,000 or more from the sale or other disposition of Mortgage Loans not included and not eligible for inclusion in the Borrowing Base, the Companies may, within 120 days of the receipt of such proceeds, make advances or loans to EGI in an aggregate amount not to exceed $10,000,000, the proceeds of which shall be used to effect a repurchase or redemption of EGI Notes, provided that, if the Companies receive less than $20,000,000 cash net proceeds from any such sale, no more than fifty percent (50%) of such cash net proceeds received by the Companies may be advanced or loaned to EGI to effect a repurchase or redemption of EGI Notes;"

               (b) Clause (C) of Section 7.07 of the Loan Agreement is hereby amended in its entirety to read as follows:

        "(C) each Company shall be permitted to make loans or advances to any other Company, provided that (i) the repayment of all such loans and advances is subordinated to the payment of the Obligations pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit O hereto, (ii) such notes shall be pledged to the Administrative Agent for the benefit of the Lenders, and (iii) HomeGold shall not make loans or advances to CII to the extent all or any portion of the proceeds of such loans or advances are to be distributed by CII, directly or indirectly, to EGI (the "Designated Loan") if the Designated Loan could not be made directly by HomeGold to EGI pursuant to the provisions of clause (D) of this Section;"

               12. Dividends. Section 7.09 of the Loan Agreement is hereby amended by deleting the first proviso set forth therein and substituting in lieu thereof the following:

        "provided, however, that (A) no Company shall make any dividend or distribution under this Section 7.09 if, at the time of or after giving effect to such dividend or distribution, an Event of Default shall have occurred and be continuing, and (B) if the Companies receive cash net proceeds of $20,000,000 or more from the sale or other disposition of Mortgage Loans not included and not eligible for inclusion in the Borrowing Base, the Companies may, within 120 days of the receipt of such proceeds, make a dividend or other distribution to EGI in an aggregate amount not to exceed $10,000,000, the proceeds of which shall be used to effect a repurchase or redemption of EGI Notes, provided that, if the Companies receive less than $20,000,000 cash net proceeds from any such sale, no more than fifty percent (50%) of such cash net proceeds received by the Companies may be distributed to EGI to effect a repurchase or redemption of EGI Notes;"

               13. Minimum Availability. Section 7.17 of the Loan Agreement is hereby amended by deleting the reference to "$10,000,000" set forth therein and substituting in lieu thereof a reference to "$20,000,000".

               14. CII Investor Obligations. Section 7.18 of the Loan Agreement is hereby amended in its entirety to read as follows:

                      "Permit the aggregate outstanding principal amount of the CII Investor Obligations to be less than $100,000,000 at all times."

               15. Events of Default. Paragraph (D) of Section 8.01 of the Loan Agreement is hereby amended by deleting the phrase ", or (iv)" contained therein and substituting in lieu thereof ", or (v)", and by inserting a new clause (iv) after clause (iii) therein and before the phrase ", or (v)", which new clause
(iv) shall read as follows:

                      ", (iv) the covenant contained in Section 6.04(2) of this Agreement and such default shall continue unremedied for a period of 60 days"

               16. Exhibits. Exhibit N to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex II to this Amendment, for the purpose of listing the indebtedness of the Borrowers to EGI as Permitted Other Debt.

               17. Schedules. Schedule I to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex I to this Amendment. Schedule III to the Loan Agreement is hereby deleted in its entirety.

               18. Acknowledgement Regarding Elimination of LIBOR Option. The parties hereto acknowledge and agree that, from and after the Amendment Effective Date, the Borrowers shall not be entitled to borrow an Eurodollar Loan under the Loan Agreement or to request the Administrative Agent to convert any Prime Loan or any portion thereof to an Eurodollar Loan or to continue any existing Eurodollar Loan or any portion thereof into a subsequent Interest Period, notwithstanding any provisions set forth in the Loan Agreement to the contrary. From and after the Amendment Effective Date, the Borrowers shall only have the right to borrow Prime Loans under the Loan Agreement.

               19. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Amendment Effective Date"):

                             (i) The representations and warranties contained in this Amendment and in Article V of the Loan Agreement shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except (i) with respect to the general financial condition of the Borrowers, the Guarantors or any of their Subsidiaries and (ii) where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

                             (ii) The Administrative Agent shall have received counterparts of this Amendment which bear the signatures of the Borrowers and each of the Lenders.

                             (iii) The Administrative Agent shall have received a pledge amendment to the Pledge Agreement, duly executed by HomeGold, together with the stock certificates representing all of the common stock of Realty (as defined below), accompanied by an undated stock power executed in blank.

                             (iv) The Administrative Agent shall have received a guaranty substantially in the form attached as Exhibit J to the Loan Agreement, duly executed by Realty in favor of the Administrative Agent.

                             (v) The Administrative Agent shall have received an acknowledgment and consent to this Amendment, substantially in the form of Annex III attached hereto, duly executed by EGI and EMC-TN.

                             (vi) All legal matters incident to this Amendment shall be satisfactory to the Administrative Agent and its counsel.

               20. Waiver and Consent. (a) Pursuant to the request of the Borrowers, the Lenders hereby consent to and waive any Event of Default that would arise from (i) the Borrowers' retention of the accounting firm of Elliot, Davis & Company LLP as its independent public accountants for the period through December 31, 1999, and (ii) the establishment of HomeGold Realty, Inc. ("Realty"), as a direct, wholly-owned subsidiary of HomeGold, provided that the sole function of Realty will be to hold and sell real estate acquired by HomeGold through foreclosure, deed in lieu of foreclosure or similar means.

               (b) The Lenders' consent and waiver of any Event of Default relating to the actions set forth in paragraph (a) above (i) shall become effective as of the date set forth above when signed by the Lenders, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Credit Documents, which terms and conditions shall continue in full force and effect.

               21. Representations and Warranties. Each of the Borrowers represents and warrants to the Lenders as follows:

                      (a) Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, the New Notes, all other documents executed by it in connection with this Amendment, and to perform the Loan Agreement, as amended hereby.

                      (b) The execution, delivery and performance by the Borrowers of this Amendment and all other documents executed by it in connection with this Amendment, the execution, delivery and performance by each Borrower of the New Notes and the performance by the Borrowers of the Loan Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under any Borrower's organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting any Borrower or any of such Borrower's properties, and (iii) except as provided in the Credit Documents, do not and will not result in or require the creation of any Lien, upon or with respect to any Borrower's property.

                      (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any of the Borrowers of this Amendment and all other documents executed by it in connection with this Amendment, the execution, delivery and performance by each Borrower of the New Notes and the performance by the Borrowers of the Loan Agreement as amended hereby.

                      (d) This Amendment and the Loan Agreement, as amended hereby, and all other documents executed in connection with this Amendment constitute the legal, valid and binding obligations of the Borrowers party thereto, enforceable against such Persons in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

                      (e) The representations and warranties contained in
Article V of the Loan Agreement are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate (i) to an earlier date and (ii) to the general financial condition of the Borrowers, the Guarantors or any of their Subsidiaries), and no Event of Default or Default, has occurred and is continuing on and as of the Amendment Effective Date.

               22. Continued Effectiveness of Loan Agreement. Each of the Borrowers hereby (i) confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Credit Document to "the Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Credit Document purports to assign or pledge to the Administrative Agent, or to grant to the Administrative Agent a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Loan Agreement and the Credit Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

               23.    Miscellaneous.

                      a. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                      b. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                      c. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                      d. The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Administrative Agent.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            HOMEGOLD, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            CAROLINA INVESTORS, INC.


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            AGENT AND LENDER

                                            THE CIT GROUP/BUSINESS CREDIT, INC.,
                                              as Administrative Agent & Lender

                                            By:
                                               ---------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                        LENDERS

                                        DEUTSCHE FINANCIAL SERVICES CORPORATION


                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        BNY FINANCIAL CORPORATION


                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     ANNEX I


                                   SCHEDULE IA
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                      DATED AS OF JUNE 30, 1998, AS AMENDED


                               Commitment Schedule
                               -------------------

      Lender                            Maximum Commitment               Percentage Share
      ------                            ------------------               ----------------

The CIT Group/Business Credit,               $75,000,000.00                   75.00%
Inc.

Deutsche Financial Services                   12,500,000.00                   12.50%
Corporation

BNY Financial Corporation                     12,500,000.00                   12.50%
                                              =============                   ======



TOTAL COMMITMENT                            $100,000,000.00                   100.00%

                                    ANNEX II


                                   EXHIBIT N-A
                                       TO
                       MORTGAGE LOAN WAREHOUSING AGREEMENT
                      DATED AS OF JUNE 30, 1998, AS AMENDED


           SCHEDULE OF PERMITTED SECURED DEBT AND PERMITTED OTHER DEBT

                    PERMITTED SECURED DEBT OF HOMEGOLD & CII:

               1. "Repo" facilities on customary terms and conditions, provided that no such mortgage warehousing facility or "Repo" facilities may provide for "wet" fundings.

               2. Credit facilities to finance the acquisition or maintenance of property, plant and equipment, provided that such facilities may only be secured by such property, plant or equipment.

               3. Mortgage Loan from Wachovia Bank, N.A. to HOMEGOLD, INC. secured by building on Pelham Road in Greenville, South Carolina.

                     PERMITTED OTHER DEBT OF HOMEGOLD & CII:

               1. Trade debt incurred in the ordinary course of business, paid within thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Administrative Agent for the eventual payment thereof in the event it is found that such contested trade debt is payable by HOMEGOLD, Inc. or CII.

               2. Guaranties by HOMEGOLD, INC. & CII of $125,000,000 in aggregate principal amount of EGI's 10-3/4% Senior Notes due 2004, Series A and Series B.

               3. CII's Subordinated Debentures (Series B, Series C and Series
D) and CII's Floating Rate Senior Notes (Series 93, Series 94, Series 95, Series 96, Series 97, and Series 99) each as listed on page 3 of that certain Prospectus of CII dated April 1, 1998 describing the Series D Subordinated Debentures and Series 99 Floating Rate Senior Notes and any future issuances of substantially similar securities of CII.

               4. Indebtedness of HomeGold and CII to EGI existing as of November 30, 1998; provided that, after the occurrence and during the continuance of an Event of Default, neither HomeGold or CII shall be permitted to make any payments to EGI in respect of such Indebtedness without the prior written consent of the Majority Lenders.

                                    ANNEX III


                           ACKNOWLEDGMENT AND CONSENT


               The undersigned (each a "Loan Party"), each as a party to one or more Credit Documents, as defined in the Mortgage Loan Warehousing Agreement dated as of June 30, 1998 (the "Loan Agreement"), by and among HomeGold, Inc., Carolina Investors, Inc., the lenders parties thereto (the "Lenders"), and The CIT Group/Business Credit, Inc., as administrative agent for the Lenders (in such capacity, the "Agent"), each hereby (i) acknowledges and consents to the Second Amendment dated the date hereof (the "Amendment", all terms defined therein being used herein as defined therein) to the Loan Agreement; (ii) confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Credit Documents to "the Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Credit Document purports to assign or pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the obligations of the Loan Party from time to time existing in respect of the Credit Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Loan Party outstanding upon the taking effect of the Amendment.

Dated:  December __, 1998

                                            HOMEGOLD FINANCIAL, INC.
                                            (f/k/a Emergent Group, Inc.)



                                            By: ________________________
                                            Title: _______________________


                                            EMERGENT MORTGAGE CORPORATION
                                              OF TENNESSEE



                                            By: ________________________
                                            Title: _______________________